June 7, 2010

Sale and Development Agreement

This Sale and Development Agreement (this "Agreement") is made as of 24th May, 2010 by and between Exmovere Holdings, Inc., a Delaware corporation with a principal place of business at 1600 Tysons Boulevard, Eighth Floor, McLean, Virginia 22102 ("Company"), and Sarah Park, who's residence address is 58 W. Superior St Oak Park IL, 60302 ("Developer").

WHEREAS, Company desires to purchase all rights to a certain research thesis that Developer has heretofore written, and to retain her as an independent contractor to perform certain development services related to that research for the Company, as well as other services that the Company may require from time to time; and

WHEREAS, Developer is willing to sell her research thesis to the Company and to perform such services for it.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is hereby agreed as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meaning set forth in this Section 1:

   a. "Invention" means any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, made solely or jointly by Developer with one or more employees of Company, during the performance of the Services under this Agreement.

   b. "Other Services" means services performed by Developer from time to time for the Company other than the Red Fury Development Services.

   c. "Red Fury Development Services" means the services to be performed by Developer as set forth Exhibit A, including the development and delivery of the Work Product pursuant to the development milestones set forth therein, and the related advice, knowledge and know-how with respect to the Work Product.

   d. "Research Thesis" means a certain written thesis entitled "Red Fury", dated as of May 28, 2010, and all related research notes, drawings, renderings, and other documents and files, and all copies thereof, whether in hard or electronic form; and the copyright, trade secret and other intellectual property rights pertaining thereto throughout the world.

   e. "Securities Act" means the Securities Act of 1933, as amended.

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f. "Services" means both Red Fury Development Services and Other Services that will be performed by Developer under this Agreement.

g. "Shares" means the shares of the Company's Stock to be issued to Developer hereunder, subject to restrictions on transfer provided in the U.S. Securities Act of 1933 and applicable SEC regulations and rules, including Rule 144.

h. "Stock" means the Company's common stock, $.001 par value.

i. "Work Product" means any item listed as to be delivered pursuant to the Red Fury milestones in Exhibit A or in any amendment hereto for Other Services.

Research Thesis.

a. Sale. In consideration for the issuance to Developer of 14,286 Shares and the other provisions of this Section 2, Developer hereby irrevocably sells, transfers and assigns to the Company, its successors and assigns, her entire right, title and interest in the Research Thesis, and in and to all works based upon, derived from, or incorporating therein. Developer agrees to execute all papers and to perform such other proper acts as the Company may deem necessary to secure for the Company or its designee the rights herein sold, transferred and assigned.

b. Effective Date of Sale. The Sale of the Research Thesis shall become effective upon the date that the Company delivers the Shares to Developer, provided, however, that such delivery shall occur no later than 10 business days from the date first written above.

c. Representations and Warranties for Research Thesis. Developer represents and warrants to the Company for the Research Thesis as follows:

(1) Ownership of Research Thesis. Developer is the owner and has sole and exclusive possession of, and has good and valid title to, the Research Thesis free and clear of any liens, security interests, licenses, charges, encumbrances, equities, claims, or restrictions. Developer is not a party to and is not bound by any agreement or understanding (whether written, oral, express, or implied) relating to the Research Thesis.

(2) No Infringement. To the best of Developer's knowledge (after due investigation): (i) no part of the Research Thesis infringes or conflicts with any right of any other party; (ii) there is no claim pending or threatened against Developer or any other party alleging that any of the Research Thesis infringes or conflicts with, or will infringe or conflict with, any right of any other party; and (iii) there is no existing or potential infringement of any of the Research Thesis.

(3) Non-contravention. Neither the execution and delivery of this Agreement nor the performance of this Agreement will result (with or without notice or lapse of time) in (i) a violation of any law, rule, regulation, judgment, order, or decree to which Developer or any of the Research Thesis is subject; or (ii) a breach or violation of any agreement or understanding (whether oral, written, express, or implied) to which Developer is a party or by which Developer is bound.

d. The Shares. In further consideration for the Company's issuance and delivery of the Shares for the Research Thesis, Developer represents, warrants and agrees to the following provisions concerning the Shares:

(1) Hold for Own Account. The Shares shall be held by Developer solely for her own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(2) Restricted Stock.

(a) The Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act.

(b) The Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available under Rule 144.

(c) Unless the Company files a registration statement concerning the Shares (and it is under no obligation to do so), Developer will not be able to dispose of the Shares except in a private transaction which is exempt from registration under the Securities Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in Developer's hands. As a consequence, Developer may have to bear the economic risks of holding the Shares for an indefinite period of time if she is unable to undertake such a private transaction.

(d) In any event, the exemption from registration under Rule 144 will not be available until after one year from Developer's receipt of the Shares and the occurrence of other conditions of Rule 144 have been met.

(e) Even after the passage of one year from Developer's receipt of the Shares and the occurrence of other conditions in Rule

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144, Developer shall be contractually obligated hereunder not to sell, transfer or otherwise dispose of the Shares for an additional one year.

(3) Restrictive Legend. The certificate evidencing the Shares shall bear a legend stating the following: *"The shares represented by this certificate have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, or otherwise transferred in the absence of a registration statement in effect with respect to the shares under such Act, or an opinion of counsel satisfactory to the Company that such registration is not required. The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instruction."*

3. Services.

a. Red Fury Development Services. During the term specified in Section 10.a, Developer shall provide the Red Fury Development Services and related Work Product to the Company pursuant to the descriptions and milestones set forth in Exhibit A attached hereto, and the terms and conditions of this Agreement.

b. Other Services. In addition to the Red Fury Development Services, Company may require Other Services from the Developer from time to time. In each such event, the Company and Developer shall agree on a scope of work for such services, and the fees to be paid to Developer, and the other terms and conditions for her performance of them, and they shall be attached as an amendment to this Agreement. Unless such amendment provides otherwise, the Other Services shall be subject to Sections 4, 5, 6.c, and 7 through 15.

4. Ownership and Rights for Work Product.

a. Ownership of Work Product by Company. All Work Product shall be owned by Company and shall be considered work made for hire by Developer for Company. Company shall own all United States and international intellectual property rights in the Work Product, including all patents and copyrights.

b. Vesting of Rights. Developer agrees to assign, and upon creation of each Work Product automatically assigns, to Company, its successors and assigns, ownership of all United States and international intellectual property rights in each and every Work Product, insofar as any such Work Product, by operation of law, may not be considered work made for hire by Developer from Company. From time to time upon Company's request, Developer shall confirm such assignment by execution and delivery of such assignments, confirmations or assignment, or other written instruments as Company may request. Company, its successors and assigns, shall have the right to obtain

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and hold in its or their own name(s) all intellectual property registrations and other evidence of rights that may be available for Work Product.

5. Independent Contractor Status. The relationship of Developer to Company is that of an independent contractor, and nothing herein shall be construed or deemed as creating any other relationship. As an independent contractor, Developer shall have the sole responsibility for paying taxes and other charges on her fees, and will be charged with creating certain Work Product and delivering services in the way that she deems the most feasible or desirable.

6. Fees and Expenses.

a. Red Fury Professional Fees. For Red Fury Development Services to be rendered, Company will pay Developer a total fee of $10,000, payable in installments of $2,500 per each milestone against the delivery and acceptance by the Company of each item of Work Product as provided in Exhibit A, and subject to the other terms and conditions in this Agreement applicable to Red Fury Development Services.

b. Fees for Other Services. Developer and Company shall mutually agree on the fees and other terms and conditions for Other Services, which shall be set forth in one or more amendments to this Agreement.

c. Reimbursable Costs. Company will pay, or reimburse Developer for, any out-of-pocket expenses, including, without limitation, travel and travel-related expenses, incurred by Developer at the request of or with the prior written approval of Company in connection with the performance of this Agreement. All travel and travel-related expenses shall be in accordance with the Company's standard travel policies.

7. Inventions.

a. Vesting of Rights. Developer hereby assigns to Company, it successors, and assigns, all Inventions, together with the right to seek protection by obtaining patent, copyright and other intellectual property rights therefor and to claim all rights or priority thereunder, and the same shall become and remain the Company's property regardless of whether such protection is sought. Developer shall promptly make a complete written disclosure to Company of each Invention not otherwise clearly disclosed to Company in the pertinent Work Product, specifically pointing out features or concepts that Developer believes to be new or different. Developer shall, upon Company's request and at Company's expense, cause patent applications to be filed thereon, through solicitors designated by Company, and shall forthwith sign all such applications over to Company, its successors, and assigns. Developer shall give Company and its solicitors all reasonable assistance in connection with the preparation and prosecution of any such patent applications and shall cause to be executed all such assignments or other instruments or documents

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as Company may consider necessary or appropriate to carry out the intent of this Agreement.

b. Avoidance of Infringement. In performing services under this Agreement, Developer agrees to avoid designing or developing any items that infringe one or more patents, copyrights or other intellectual property rights of any third party. If Developer becomes aware of any such possible infringement in the course of performing under this Agreement, Developer shall immediately so notify Company in writing.

8. Confidentiality.

a. During the course of performance of this Agreement, Company may disclose to the Developer certain Confidential Information. At all times, Developer shall hold the Company's Confidential Information in confidence and shall use her best efforts to protect it. At all times, Developer shall not disclose the Company's Confidential Information to any third party without the Company's prior written consent and shall use such Confidential Information for the sole purpose of performing under this Agreement. At the conclusion of this Agreement, Developer shall either return the Company's Confidential Information in her possession (including all copies) or shall, at the Company's request, destroy the Company's Confidential Information (including all copies) and certify its destruction to the Company.

b. "Confidential Information" means all information pertaining to the business, products, services or technology of the Company that is disclosed to the Developer in writing and is clearly labeled or otherwise identified in writing as confidential, or is identified orally as confidential at the time of disclosure with written confirmation within ten (10) days thereafter, or which by its context is understood to be confidential; provided that Confidential Information shall not include any information that (1) is in the public domain at the time of disclosure or enters the public domain following disclosure through no fault of the Developer, (2) the Developer can demonstrate as already in her possession prior to disclosure hereunder or is subsequently disclosed to the Developer with no obligation of confidentiality by a third party having the right to disclose it or (3) is independently developed by the Developer without reference to the Company's Confidential Information.

c. The Developer may disclose the Company's Confidential Information upon the order of any competent court or government agency, provided that prior to disclosure the Developer shall immediately inform the Company upon receipt of such order.

d. Developer agrees that her obligations provided in this Section 8 are necessary and reasonable in order to protect the Company and its business, and she expressly agrees that monetary damages would be inadequate to compensate the Company for any breach by her of her covenants and

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agreements set forth in this Agreement. Accordingly, Developer agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the Developer, without the necessity of proving actual damages.

9. Representations and Warranties for Services and Work Product. Developer represents and warrants to the Company for the Services and each item of Work Product as follows:

a. No Conflict. Developer is under no obligation or restriction, nor will she assume any such obligation or restriction that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning, the work to be performed by her under this Agreement.

b. Ownership Rights. Developer is and will be the sole person in performing the Services and preparing any and all Work Product; and has and will have full and sufficient right to assign or grant the rights in the Work Product pursuant to this Agreement. All Work Product do not and will not infringe any patents, copyrights, trademarks, or other intellectual property rights (including trade secrets), privacy or similar rights of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against Developer (or, insofar as Developer is aware, any entity from which Developer has obtained such rights).

c. Performance and Compliance. All Services and the production of Work Product shall be done in a workmanlike manner and with professional diligence and skill; and in compliance with applicable law.

10. Term and Termination of Services.

a. Term of Red Fury Development Services. Developer's Red Fury Development Services shall commence upon the date specified at the beginning hereof and shall remain in force for a period of 2 months, unless otherwise terminated as provided herein.

b. Term of Other Services. The term of Other Services shall be as provided in one or more amendments to this Agreement.

c. Termination for Convenience. Company may, at its sole option, terminate any or all Services outstanding for its convenience, upon 15 days' written notice. Upon receipt of notice of such termination, Developer shall inform Company of the extent to which performance has been completed through such date, and collect and deliver to Company whatever Work Product then

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exists in a manner prescribed by Company. Developer shall be paid for all work performed and expenses incurred through the date of termination; provided that if the termination date is earlier than a milestone set forth in Exhibit A, the payment installment of her fee shall be pro-rated for the period from the previous milestone to the termination date.

d. Termination for Cause. In the event that either party hereto materially defaults in the performance of any of its duties or obligations under the provision for any of the Services under this Agreement and does not substantially cure such default, or commence a cure, within thirty (30) days after receiving written notice specifying the default, the non-defaulting party may terminate any or all of the Services under this Agreement by delivering a written notice of termination to the defaulting party. Termination shall be effective as of the date specified in such notice of termination. Developer shall be paid for all work performed and expenses incurred through the date of termination; provided that if the termination date is earlier than a milestone set forth in Exhibit A or an amendment to this Agreement for Other Services, the payment installment of her fee shall be pro-rated for the period from the previous milestone to the termination date.

e. Termination for Insolvency. If either party hereto becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party hereto may, by giving written notice thereof to such party, terminate any or all Services as of a date specified in such notice of termination. Developer shall be paid for all work performed and expenses incurred through the date of termination; provided that if the termination date is earlier than a milestone set forth in Exhibit A, the payment installment of her fee shall be pro-rated for the period from the previous milestone to the termination date.

f. Effect of Termination. Upon termination of any or all Services,

(1) Developer will cease the terminated Services;

(2) Developer shall return to the Company any of its Confidential Information pertaining to such Services.

g. Survival. In the event of any termination of any or all Services, Sections 2, 4, 5, 7, 8, 9, and 11 through 15 hereof shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns. To the extent that certain Services are not terminated, the provisions of this Section 10 shall also continue in force and effect.

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11. Non-Competition.

a. The Developer agrees that she will not, during the term of this Agreement and for a period of 1 year after the expiration or termination of any or all Services of this Agreement, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, corporate officer, director, licensor or in any other capacity engage in, or be employed by, any business or third party engaged in any activities competing with products or services offered by the Company.

b. The Developer agrees that during the period of the term for the Services in this Agreement and for a period of 1 year after the expiration or termination of such term, she will not, directly or indirectly, employ any employee employed or consultant retained by the Company during the 1 year preceding such expiration or termination. The Developer agrees that during the period of the Services in this Agreement and for a period of 1 year after the expiration or termination of the Services, she will not, directly or indirectly, solicit for hire, or employ any employee employed or consultant retained by the Company during the 1 year preceding such expiration or termination.

c. If any one or more of the terms contained in this Section 11 shall for any reason be held to be excessively broad with regard to time, geographic scope or activity, the term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

12. No Authority to Bind. As an independent contractor, Developer shall have no power and authority to bind the Company and nothing in this Agreement shall be deemed to confer such power or authority on Developer. Developer agrees that she shall not at any time represent the Company, unless Developer has been specifically authorized thereto in writing by the Company and to the extent so authorized.

13. Insurance. Developer shall maintain shall maintain public liability insurance and property damage liability insurance with limits as Company may reasonably require, but in no event less than $1,000,000.00 and property damage insurance with limits of not less than $1,000,000.00 and have deductibles of no more than $5,000.00. Such insurance coverage, as is required, shall be in such form and with insurance carriers satisfactory to Company and without additional cost to Company and shall name Company as an additional insured thereunder. As evidence of said coverage, Developer shall forward certificates of insurance, upon request, which shall include a provision for a cancellation notice of not less than ten days, directed to the attention of the Company's President. Further, Developer shall, on request, submit for inspection any such insurance policies to the Company.

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14. Indemnification. Developer shall indemnify and hold Company, its Affiliates and their respective directors, officers, agents and employees harmless from and against: (a) all claims, demands, losses, damages and judgments, including court costs and attorneys' fees, arising out of or based upon any claim that the Services provided hereunder, any Work Product resulting therefrom or the use (without modification) of any such Work Product by Company or its Affiliates infringes any patent, copyright or other proprietary right of any person or breaches any person's contractual rights; and (b) any breach by Developer of any provision of this Agreement.

15. General.

a. Governing Law; Arbitration. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the Commonwealth of Virginia, without reference to its conflicts of law principles. Any and all disputes between the parties that cannot be settled by mutual agreement shall be resolved solely by final, binding and confidential arbitration proceedings conducted in McLean, Virginia pursuant to the J.A.M.S./Endispute Rules of Arbitration as then in effect for large commercial cases, with the arbitration award enforceable in accordance with the Federal Arbitration Act and/or in the local and federal courts located within the Commonwealth of Virginia. Developer hereby consents to the jurisdiction of such courts and irrevocably waives any objections thereto, including without limitation, on the basis of improper venue or forum non-conveniens.

b. Notices. All notices and communications which are required under this Agreement or which the parties decide to provide to each other shall be in writing to the addresses herein before set forth unless notified of an alternate address.

c. Security. Developer will at all times comply with all applicable security regulations in effect from time to time at Company's premises.

d. Force Majeure. Neither party shall be liable to the other for any delay or failure to perform any of the services set forth in a Statement or obligations set forth in this Agreement due to causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of such delay.

e. Assignment. This Agreement may not be assigned by either party to any other person(s), firm(s), corporation(s) or other entities without the prior express written approval of the other, which approval may not be unreasonably withheld; provided, however, that Company may assign this Agreement to any successor entity of the Company without the consent of Developer. Except as provided herein, any attempt by either party to assign or transfer any of the rights, duties or obligations of this Agreement without the other party's prior written consent is void.

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f. Severability. If any of the provisions of this Agreement is or becomes illegal, unenforceable or invalid (in whole or in part for any reason), then the remainder of this Agreement shall remain in full force and effect without being impaired or invalidated in any way.

g. Headings. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any construction or limitation upon any of the provisions of this Agreement.

h. Entire Agreement. No representations or statements of any kind made by either party that are not expressly stated herein or in any written amendment hereto shall be binding on such party. The parties agree that this Agreement, and Exhibit A, shall constitute the complete and exclusive statement of the agreement between them, and supersede all prior or contemporaneous proposals, oral or written, and all other communications between them relating to the subject matter hereof. If there is any conflict between this Agreement and a Statement, the Statement shall control.

i. No Third-Party Beneficiaries. Nothing in this Agreement is intended to, or shall, create any third-party beneficiaries, whether intended or incidental, and neither party shall make any representations to the contrary.

j. No Implied Waiver. No term, provision or clause of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and executed by a duly authorized representative of each party. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute consent to, waiver of or excuse for any different or subsequent breach.

k. Non-Agency. Nothing in this Agreement shall be construed to make the parties partners, joint venturers, representatives or agents of each other, nor shall either party so represent to any third person. The parties hereunder are acting in performance of this Agreement as independent contractors engaged in the operation of their own respective businesses. A party's employees, agents or representatives are not employees or agents of the other party and are not entitled to any of the other party's benefits. Neither party shall be responsible for payment of the other party's workers' compensation, disability benefits or unemployment insurance, nor shall it be responsible for withholding or paying employment related taxes for the other party or its employees.

l. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single agreement.

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June 17, 2010

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

EXMOVERE HOLDINGS, INC. ("COMPANY")

By: [signature]
David Bychkov, CEO

SARAH PARK ("DEVELOPER")

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